55 Amendment No. 1 to the 2019 CBIZ, Inc. Omnibus Incentive Plan This Amendment to the CBIZ, Inc. 2019 Omnibus Incentive Plan (the “Plan”), made pursuant to the right to amend reserved in Section 20.1 of the Plan, amends the Plan as follows, effective May 10, 2023, and following the effective date of a Form S-8A filed with the SEC: 1. Section 4.1 of the Plan is hereby amended in its entirety to read as follows: 4.1 Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.3, the total number of Shares that may be the subject of Awards and issued under the Plan shall be 3,051,923. Such Shares may be authorized and unissued Shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of Shares available for Awards under this Section 4.1, the number of shares available for issuance under the Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award, provided however that in the case of an Award that provides for a range of potential Share payouts the number of shares available for issuance under the Plan shall be reduced by the maximum number of Shares that may be paid under such an Award. 2. In all other respects, the Plan will remain unchanged and in full force and effect.